AMENDMENT to

PURCHASE AGREEMENT dated 23rd September, 2010

Seller:	Zarlink Semiconductor AB, corporate identification number 556027-1222, with the address Box P.O. Box 520, 175 26 Järfälla, Sweden (hereinafter the “Seller”)
Buyer:
Fastighets AB Diamantsliparen, corporate identification number 556811-6072, a wholly owned subsidiary of Kvalitena AB, corporate identification number 556527-3314, c/o Storholmen Förvaltning AB with the address Strandvägen 5A, SE-114 51 Stockholm, Sweden (hereinafter the “Buyer”)

Object:	Järfälla Veddesta 2:43 (hereinafter the “Object”)

3. Closing

The Buyer shall take possession of the Object on the “Closing Date”, which shall be on the 29th September, 2010, when full payment shall have been made as stated below under article 4 i), ii) and iii).
________________

This Amendment to the Purchase Agreement has been executed in two originals, of which the Seller and the Buyer have taken one each.

Stockholm, 29th of September 2010                                                      Stockholm, 29th of September 2010
Place, date                                                                                                  Place, date

ZARLINK SEMICONDUCTOR AB	FASTIGHETS AB DIAMANTSLIPAREN

 /s/ Tor Ygdevik                                                                                  /s/ Knut Pousette
signature                                                                                                    signature

Tor Ygdevik                                                                                            Knut Pusette
name in print                                                                                            name in print

/s/ Renato Pontello                                                                               /s/ Thomas Kjessler
signature                                                                                                   signature

 Renato Pontello                                                                                       Thomas Kjessler
name in print                                                                                           name in print